        POWER OF ATTORNEY

 The undersigned hereby constitutes and appoints Catherine H. Claiborne, Preston D. Wigner or Michele D. Rundstrom his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all Forms 3, 4, 5 or 144?s that may be required of me pursuant to Section 16 of the Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, and to file the same with all other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting along, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting along, or his substitute, may lawfully do or cause to be done by virtue hereof.

 I declare that any act or thing lawfully done hereunder by my said attorneys-in-fact and agents shall be binding on myself and my heirs, legal and personal representatives, and assigns, whether the same shall have been done before or after my death, or other revocation of this instrument, accepts my said attorneys-in-fact and agents as authorized to represent me.

 This power of attorney and the authority of my attorneys-in-fact and agents hereunder shall not terminate on my disability.

 IN WITNESS WHEREOF, I have hereunto set my hand and seal this 4th day of August, 2016.

       /s/ Michael T. Lawton
       __________________________
       Michael T. Lawton